Exhibit 3




          REGISTRATION RIGHTS AGREEMENT made as of this 1st day of February, 1999, by and between CONSOL ENERGY INC., a Delaware corporation (the "Company"), and RHEINBRAUN AG and RHEINBRAUN US GMBH, both German corporations (the "Stockholders").

          The Company has issued and outstanding 53,000 shares of Common Stock. The Stockholders, in the aggregate, own 50,000 such shares, which are not registered under the Securities Act. The Company is expected to register and make an initial public offering of its Common Stock in 1999. The Stockholders desire to ensure that they may cause the Company to register their shares of Common Stock upon the terms and conditions of this Agreement, to which the Company is agreeable.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


          1. Definitions:

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          "Common Stock" shall mean the shares of the Company's Common Stock, par value $1.00 per share (or such other par or no-par value as may be established hereafter), as the same may be constituted from time to time.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          "Registrable Securities" shall mean (i) the Shares and (ii) any securities issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise.

          "Registration Statement" shall mean any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments (including post-effective amendments) and supplements to such Registration Statement, all exhibits and all material incorporated by reference in such Registration Statement.

          "SEC" shall mean the U.S. Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "Shares" shall mean the aggregate of 50,000 shares of Common Stock owned by the Stockholders and any additional shares of Common Stock of the Company acquired by the Stockholders independently of the original Shares.

          "Underwritten Offering" shall mean a registration in which securities of the Company are sold at a fixed price pursuant to a firm commitment underwriting to an underwriter for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

          2. Demand Registrations

          (a) Notice and Demand. At any time that the Stockholders shall own shares of Common Stock of the Company, the Stockholders may, from time to time, notify the Company in writing that they demand that the Company file a Registration Statement under the Act covering the registration of all or part of the Registrable Securities. Upon receipt of such notice, the Company shall, within sixty (60) days of the receipt of such request, file as soon as practicable a Registration Statement under the Act covering the number of Registrable Securities specified in such request.

          (b) Underwritten Offerings. If the Stockholders intend to distribute the Registrable Securities covered by their request by means of an Underwritten Offering, they shall so advise the Company as part of their request. The Stockholders shall select the managing underwriter for such offering. If the Stockholders enter into an underwriting agreement in customary form with such managing underwriter, and such agreement is reasonably acceptable to the Company, the Company shall join such agreement as a party thereto.

          3. Piggyback Registrations

          (a) Notice and Request to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration on Forms S-4 or S-8 or comparable forms), the Company shall give written notice to the Stockholders of its intention to effect such a registration not later than 35 days prior to the anticipated filing date. Subject to the provisions of Section 3(c) of this Agreement, the Company shall include in such registration all Registrable Securities with respect to which the Company has received from the Stockholders a written request to include Registrable Securities therein ("Piggyback Registration") within twenty-five (25) days after the receipt by the Stockholders of the Company's notice. The Stockholders shall be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          (b) Selection of Underwriters. If any Piggyback Registration is an Underwritten Offering, the Company, with the prior written consent of the Stockholders (which shall not be unreasonably withheld), shall have the right to select the managing underwriter for such offering.

          (c) Registration Riqhts Inapplicable to Acquisitions.
Notwithstanding Section 3(a) hereof, the right of the Stockholders to require Piggyback Registration of

Registrable Securities shall not apply to a Registration Statement relating to an offering solely of securities issued or to be issued by the Company in connection with the acquisition of the stock or assets of another corporation or the merger or consolidation of another corporation or corporations by or with the Company.

          4. Mechanics of Filing, Blue Sky, etc.

          Whenever the Company is required by the provisions of this Agreement to include any Registrable Securities in any registration, the Company shall, as expeditiously as possible:

          (a) Filing of Registration Statement. Prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain effective, and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of (i) 90 days or (ii) the completion of the distribution, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement in accordance with the intended method of disposition of the Registrable Securities as set forth in such Registration Statement for such period;

          (b) Copies of Prospectus. Furnish to the Stockholders such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as the Stockholders may reasonably request in order to facilitate the disposition of the securities owned by them;

          (c) Blue Sky Registration. (i) Register or qualify the Registrable Securities covered by such Registration Statement under the securities or Blue Sky laws of such jurisdictions as shall be requested by the Stockholders, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition of the Registrable Securities in such jurisdictions during the period provided in Section 4(a) above at the Company's sole expense, and (ii) use its best efforts to register or qualify such Registrable Securities under the securities or Blue Sky laws of such other jurisdictions in addition to those in clause (i) above as the Stockholders shall request and do any and all acts which may be reasonably necessary or advisable to enable the Stockholders to consummate the disposition of the Registrable Securities in such other additional jurisdictions during the period provided in Section 4(a) above at the Stockholders' sole expenses: provided, that the Company shall not be required to qualify to do business as a foreign corporation or consent to or file a general consent to service of process in any state;

          (d) Information Provided to Stockholders. Notify the Stockholders of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to the Stockholders a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

          (e) Agreements of Stockholders. If the method of disposition of the Registrable Securities involves a continuous offering at the market, a best efforts offering, or other method whereby all of the Registrable Securities are not distributed and sold over a period of time not exceeding one (1) business day, the Stockholders agree to execute such other agreements that may be reasonably requested by the Company to ensure compliance with applicable Exchange Act Rules.

          5. Furnishing of information; Sales Suspension

          The obligations of the Company and the rights of the Stockholders under this Agreement shall be subject to the following additional terms, conditions and limitations:

          (a) Information Provided by Stockholders. Following any demand or request for registration hereunder, the Stockholders shall be required to furnish to the Company and to its counsel all relevant information concerning the proposed method of sale or other distribution by the Stockholders of the Registrable Securities, and such other information as the Company and its counsel reasonably may require to prepare and file a Registration Statement in accordance with the applicable provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. If requested by the Company, such information shall be furnished in writing.

          (b) Suspension of Sales by Stockholders. If, at any time when the Company is required to maintain a Registration Statement effective and current with respect to Registrable Securities included therein, as then amended or supplemented, any event or events shall occur that would cause the Prospectus therein (as then amended or supplemented) to be other than in compliance with the requirements of Section 10 of the Securities Act, the Company will promptly give notice thereof to the Stockholders and, upon receipt of such notice, the Stockholders shall immediately cease and desist from effecting any sales of the Registrable Securities until the Stockholders shall have received notice from the Company that such sales again may be effected together with copies of a Prospectus which has been amended or supplemented so as to conform to the requirements of said Section 10. Upon the occurrence of any such event, the Company promptly shall use its best efforts to prepare and file with the SEC a post-effective amendment to the Registration Statement, or a post-effective amendment or supplement to the Prospectus, so that the Prospectus, as so amended or supplemented, will comply with the requirements of Section 10 of the Securities Act.

          6. Registration Expenses

          Whenever the Company includes Registrable Securities in any offering, the Company shall pay all expenses arising out of or related to the preparation, filing, distribution, printing, amendment and supplementing of a Registration Statement under Section 2 or 3 hereof (and to the extent provided in Section 4(c) hereof, any Blue Sky registration and qualification expenses) including, without limitation, all legal and accounting fees, the fees of other experts, and any reasonable expenses or other compensation paid to the underwriters (other than legal fees and disbursements of the Stockholders' counsel in connection with such registration); provided, that each Stockholder shall pay its pro rata share of underwriting commissions and discounts and taxes with respect to the transfer of such Stockholder's Registrable Securities.

          7. Indemnification

          (a) Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Stockholder of Registrable Securities, its officers, directors, employees and agents and each Person who controls such Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein to make it not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Stockholder expressly for use therein or by such Stockholder's failure to deliver or cause to be delivered a copy of the Registration Statement or Prospectus after the Company has furnished such Stockholder or any Underwriter (with respect to an Underwritten Offering) with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

          (b) Indemnification by Stockholders of Registrable Securities. In connection with any Registration Statement in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Stockholder to the Company specifically for inclusion in such Registration Statement or Prospectus. The Company may separately require and arrange to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration.

          (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, or (B) the indemnifying party shall have failed to assure the defense of such claim and employ counsel reasonably satisfactory to such Person, or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the

Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claims on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (together with local counsel where required) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

          8. Company Compliance with Rule 144

          The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Stockholder may reasonably request, to the extent required from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such information and requirements.

          9. Miscellaneous

          (a) Remedies. (i) Each Stockholder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (ii) Rheinbraun U.S. GmbH hereby appoints Rheinbraun AG as its agent and attorney-in-fact for purposes of taking any action or asserting any claim under this Agreement.

          (b) Suspension and Termination. The Stockholders agree that they will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus used by the Company in an initial public offering of Common Stock, exercise any registration rights granted under Sections 2 and 3 hereof. The registration rights granted under Sections 2 and 3 shall terminate on the fifth anniversary of this Agreement.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

             (1) if to a Stockholder, at the most current address given by such Stockholder to the Company; and

             (2)    if to the Company,

                    c/o Consol Inc.
                    Consol Plaza
                    1800 Washington Road
                    Pittsburgh, PA 15241
                    Attention:  President

          All such notices and communications shall be deemed to have been duly given when received by the addressee thereof.

          (d) Successors and Assigns. With the consent of the Company (which shall not be unreasonably withheld), the registration rights granted to the Stockholders hereunder may be transferred in whole or in part to a transferee who acquires at least 20% of the issued and outstanding shares of Common Stock of the Company.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (f) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

          (g) Entire Agreement. This Agreement is intended to be a complete and exclusive statement of the agreement and understanding of the parties thereto in respect of the subject matter. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company hereunder. This Agreement supersedes all prior agreements and understanding between the parties with respect to such subject matter.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                           CONSOL ENERGY INC.
                                              By:
                                                 /s/ J. Brett Harvey
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                           RHEINBRAUN AG

By:                                        By:
      /s/ Dr. Henning                            /s/ Bonekemp
   -----------------------------------        ---------------------------------
   Name:  Dr. Henning                         Name:  Bonekamp
   Title: Vorsitzender des Vorstandes         Title: Mitglied des Vorstandes





                                           RHEINBRAUN US GMBH
                                              By:
                                                    /s/ Kausch
                                                 ------------------------------
                                                 Name:  Dr. Kausch
                                                 Title: Geschaeftsfuehrer

                                                 /s/   ppa. Rueth
                                                 ------------------------------
                                                 Name:  Rueth
                                                 Title: Prokurist